Exhibit 4.19

Dated 24 October 2018

HECTOR MARINE LLC

HEPHAESTUS MARINE LLC and

PERICLES MARINE LLC

as joint and several Borrowers

and

POSEIDON CONTAINERS HOLDINGS LLC

as Corporate Guarantor

and

ODYSSEUS MARINE LLC

as Share Pledgor

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Lender

FIRST SUPPLEMENTAL AGREEMENT

relating to a loan agreement dated 11 August 2017 in respect of a secured floating interest rate loan facility of (originally) US$55,650,000 to refinance certain existing indebtedness and secured on m.vs. “KRISTINA”, “ATHENA” and “DOLPHIN II”

WATSON FARLEY

&

WILLIAMS

Index

Clause		Page
1	Interpretation	2
2	Agreement of the Lender	3
3	Conditions Precedent and conditions subsequent	3
4	Representations and Warranties	4
5	Amendment of Loan Agreement and other Finance Documents	4
6	Further Assurances	9
7	Expenses	10
8	Notices	10
9	Supplemental.	10
10	Law and Jurisdiction	11
Schedules
Schedule 1 Conditions Precedent Documents		12
Schedule 2 Conditions Subsequent Documents		13
Schedule 3 Form of Effective Date Notice		14
Execution
Execution Pages		15

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THIS FIRST SUPPLEMENTAL AGREEMENT is made on 24 October 2018

PARTIES

(1)

HECTOR MARINE LLC, HEPHAESTUS MARINE LLC and PERICLES MARINE LLC, each a limited liability company formed in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (each a “Borrower” and, together, the “Borrowers”);

(2)

POSEIDON CONTAINERS HOLDINGS LLC, a limited liability company formed in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Corporate Guarantor”);

(3)

ODYSSEUS MARINE LLC, a limited liability company formed in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Share Pledgor”); and

(4)

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a French sociéte anonyme, incorporated under the laws of France having its registered office at 12, place des Etats-Unis, CS70052, 92547 Montrouge Cedex, France registered under the SIREN No. 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre (the “Lender”).

BACKGROUND

(A)

By a loan agreement dated 11 August 2017 (the “Loan Agreement”) and made between (i) the Borrowers as joint and several borrowers and (ii) the Lender as lender, the Lender has made available to the Borrowers a loan facility in an amount of (originally) US$55,650,000.

(B)

By a corporate guarantee dated 11 August 2017 (the “Corporate Guarantee”) and made between (i) the Corporate Guarantor and (ii) the Lender, the Corporate Guarantor has guaranteed the obligations of the Borrowers under the Loan Agreement.

(C)	The Borrowers and the Corporate Guarantor have requested that the Lender consents and agrees to:

(i)

the reverse triangular merger involving the Corporate Guarantor and the New Holding Company, as a result of which (a) the Corporate Guarantor would be the surviving entity and an indirect, wholly-owned subsidiary of the New Holding Company and (b) the Poseidon Shareholders would receive shares of the New Holding Company;

(ii)

the shares and voting rights attaching to the shares in respect of the New Holding Company being in turn, legally and beneficially owned by, amongst others, the Poseidon Shareholders and the New Shareholders in accordance with the Merger Documents;

(iii)	the change in the ultimate beneficial ownership of the equity interests in the Borrowers, the Share Pledgor and the Corporate Guarantor;

(iv)	the cessation of Mr George Giouroukos from his position as Chief Executive Officer of the Corporate Guarantor; and

(v)

the termination of the existing Management Agreements and their replacement by new Management Agreements to be entered into between the relevant Borrower or the Corporate Guarantor (as may be the case) and each Management Company on substantially similar terms to the existing Management Agreements,

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together,	the “Request”.

(D)

This First Supplemental Agreement sets out the terms and conditions on which the Lender agrees to the Request and the consequential amendments of the Loan Agreement and the other Finance Documents in connection with the Request.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions

Words and expressions defined in the Loan Agreement shall have the same meanings when used in this First Supplemental Agreement unless the context otherwise requires.

1.2	Definitions

In this First Supplemental Agreement, unless the contrary intention appears:

“Effective Date” means the date on which the Lender notifies the Borrowers in writing in the form set out in Schedule 3 that the conditions precedent in Clause 3.2 have been satisfied which confirmation the Lender shall be under no obligation to give if an Event of Default shall have occurred;;

“Merger” means a reverse triangular merger involving the Corporate Guarantor and the New Holding Company, as a result of which (a) the Corporate Guarantor would be the surviving entity and an indirect, wholly-owned subsidiary of the New Holding Company and (b) the Poseidon Shareholders would receive shares of the New Holding Company;

“Merger Documents” means the ancillary agreements entered into by the Poseidon Shareholders and New Shareholders in connection with the definitive agreement in respect of the Merger;

“New Holding Company” means the corporation under the name Global Ship Lease Inc. (as may be renamed following the Merger), incorporated in the Republic of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH96960 and whose shares are publically listed on the New York Stock Exchange;

“New Shareholder” means each of:

(a)	Mr Michael Gross (either directly or indirectly through one or more Subsidiaries); and

(b)	CMA CGM S.A., a company incorporated in France;

“Poseidon Shareholders” means, together:

(a)	KEP VI (Newco Marine), Ltd, a company incorporated in the Cayman Islands;

(b)	KIA VIII (Newco Marine), Ltd, a company incorporated in the Cayman Islands;

(c)	MAAS Capital Investments B.V., a company incorporated in the Netherlands; and

(d)	Management Investor Co, a corporation incorporated in the Marshall Islands; and

“Relevant Shareholding” means, in respect of the New Holding Company, the percentage of ownership of shares and voting power being held by each of the Poseidon Shareholders and

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the New Shareholders, as such percentage shall be set out in the Merger Documents and disclosed in writing to the Lender on the date of the Merger.

1.3	Application of construction and interpretation provisions of Loan Agreement

Clauses 1.3 to 1.7 of the Loan Agreement apply, with any necessary modifications, to this First Supplemental Agreement.

2	AGREEMENT OF THE LENDER

2.1	Agreement of the Lender

The Lender consents and agrees, subject to and upon the terms and conditions of this First Supplemental Agreement, to the Request and all actions taken in connection therewith.

2.2	Further Agreement of the Lender

The Lender agrees, subject to and upon the terms and conditions of this First Supplemental Agreement, to the consequential amendments of the Loan Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1.

2.3	Effective Date

The agreement of the Lender contained in Clause Error! Reference source not found. (Error! Reference source not found.) and 2.2 (Further Agreement of the Lender) shall have effect on and from the Effective Date.

2.4	Void First Supplemental Agreement

If for any reason whatsoever (including but not limited to the Merger not having taken place), the Borrowers fail to fulfil the conditions subsequent in Clause 3.3 by 31 December 2018 (or such later date as may be agreed by the Lender), this First Supplemental Agreement shall be rendered void ab initio.

3	CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT

3.1	General

The agreement of the Lender contained in Clauses 2.1 and 2.2 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2	Conditions precedent

(a)

The conditions referred to in Clause 3.1 are that the Lender shall have received the documents referred to in Schedule 1 in all respects in form and substance satisfactory to the Lender and its lawyers on the Effective Date of this First Supplemental Agreement (or such later date as may be applicable pursuant to Clause 3.4).

(b)	Upon receipt of the documents and evidence referred to above, the Lender shall promptly deliver to the Borrowers a written confirmation in the form set out in Schedule 3.

3.3	Conditions Subsequent

The Borrowers further undertake to provide the Lender with the documents and evidence referred to in Schedule 2 in all respects in form and substance satisfactory to the Lender and

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its lawyers on the date falling three (3) Banking Days following the date of the Merger (or such later date as may be agreed between the Borrowers and the Lender) evidencing:

(a)	that the Merger has taken place; and

(b)	that, immediately after the Merger, each Poseidon Shareholder and each New Shareholder is, or will be, the legal and beneficial owner of its respective Relevant Shareholding.

3.4	Waiver of conditions precedent

If the Lender, in its discretion, confirms that the Effective Date has taken place before certain of the conditions referred to in Clause 3.2 are satisfied, the Borrowers shall, in each case, ensure that those conditions are satisfied within a maximum of 5 Banking Days after the date of the Effective Date.

4	REPRESENTATIONS AND WARRANTIES

4.1	Repetition of Loan Agreement representations and warranties

Each Borrower represents and warrants to the Lender that the representations and warranties in clause 6 (Representations and warranties) of the Loan Agreement, as amended as a result of the transactions contemplated in the Request and as amended by this First Supplemental Agreement and updated with appropriate modifications to refer to this First Supplemental Agreement and, where appropriate, each other Finance Document which is being amended by this First Supplemental Agreement and the transactions contemplated in the Request, remain true and not misleading if repeated on the date of this First Supplemental Agreement with reference to the circumstances now existing.

4.2	Repetition of Finance Document representations and warranties

Each Borrower and each of the other Security Parties represent and warrant to the Lender that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which each is a party, as amended as a result of the transactions contemplated in the Request and as amended and supplemented by this First Supplemental Agreement and updated with appropriate modifications to refer to this First Supplemental Agreement and the transactions contemplated in the Request, remain true and not misleading if repeated on the date of this First Supplemental Agreement with reference to the circumstances now existing.

5	AMENDMENT OF LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Amendments to Loan Agreement

With effect on and from the Effective Date, the Loan Agreement shall be, and shall be deemed by this First Supplemental Agreement to be, amended as follows:

(a)	by adding the following definitions in clause 1.2 thereof as follows in the requisite alphabetical order:

““First Supplemental Agreement” means the supplemental agreement dated 24 October 2018 and made between (inter alios) (i) the Borrowers, (ii) the Corporate Guarantor, (iii) Odysseus as a Share Pledgor and (iv) the Lender, setting out the terms and conditions pursuant to which this Agreement is amended and supplemented;”;

““GAAP” means generally acceptable accounting principles in the United States of America, including IFRS;”;

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““Merger” means a reverse triangular merger involving the Corporate Guarantor and the New Holding Company, as a result of which (a) the Corporate Guarantor would be the surviving entity and an indirect, wholly-owned subsidiary of the New Holding Company and (b) the Poseidon Shareholders would receive shares of the New Holding Company;”;

““Merger Documents” means the ancillary agreements entered into by the Poseidon Shareholders and New Shareholders in connection with the definitive agreement in respect of the Merger;”;

““New Holding Company” means the corporation under the name Global Ship Lease Inc. (as may be renamed following the Merger), incorporated in the Republic of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH96960 and whose shares are publically listed on the New York Stock Exchange;”;

““New Shareholder” means each of:

(a)	Mr Michael Gross (either directly or indirectly through one or more Subsidiaries); and

(b)	CMA CGM S.A., a company incorporated in France;”;

““Odysseus” means Odysseus Marine LLC, a limited liability company formed in the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Islands, MH96960, Majuro, Marshall Islands;”;

““Poseidon Shareholders” means, together:

(a)	KEP VI (Newco Marine), Ltd, a company incorporated in the Cayman Islands;

(b)	KIA VIII (Newco Marine), Ltd, a company incorporated in the Cayman Islands;

(c)	MAAS Capital Investments B.V., a company incorporated in the Netherlands; and

(d)	Management Investor Co, a corporation incorporated in the Marshall Islands;”;

“Related Company” means any company which is under the ultimate control, direct or indirect, of any individual who has ultimate control, whether alone or with others, of the Borrowers or other entity of which such company is a Subsidiary and any Subsidiary of any such company or entity, provided that any such company is a direct or indirect, present or future Subsidiary of the Corporate Guarantor; and

““Relevant Shareholding” means, in respect of the New Holding Company, the percentage of ownership of shares and voting power being held by each of the Poseidon Shareholders and the New Shareholders, as such percentage shall be set out in the Merger Documents and disclosed in writing to the Lender on the date of the Merger”;

(b)	by deleting the following definitions in clause 1.2 thereof and replacing it with the following new definitions:

““Associated Fleet Vessel Finance Agreement” means any finance agreement made or to be made between an owner or owners of an Associated Fleet Vessel or Associated Fleet Vessels, as borrower(s) (or collateral owners) and a bank or financial institution, as lender providing finance secured by, inter alia, an Associated Fleet Vessel or Associated Fleet Vessels, as appropriate;”;

““Management Agreement” means each of the following:

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(a)	the agreement entered or to be entered into between the Corporate Guarantor and the Commercial Manager regarding the commercial management of the Fleet Vessels; and

(b)	the agreement entered or to be entered into between each Borrower and the Technical Manager regarding the technical management of the Vessel owned by such Borrower,

in each case, as amended and/or supplemented from time to time (together, the “Management Agreements”);”;

(c)	by deleting the definition of “Shareholder(s)” in clause 1.2 thereof in its entirety and replacing it with the following definition:

““Shareholder(s)” means:

(a)	in respect of the Corporate Guarantor, a wholly-owned indirect subsidiary of the New Holding Company;

(b)	in respect of the Hephaestus Borrower and the Pericles Borrower, the Corporate Guarantor; and

(c)	in respect of the Hector Borrower, Odysseus;”;

(d)	by deleting all references to “IFRS” therein and replacing the same with reference to “GAAP”;

(e)	by deleting clause 6.1(aa) thereof in its entirety and replacing it with the following :

“(aa) Shareholding: (i) all the limited liability company interests (and the voting rights attaching to such limited liability company interests) in the Hephaestus Borrower and the Pericles Borrower are directly legally and beneficially owned by the Corporate Guarantor, (ii) all the limited liability company interests (and the voting rights attaching to such limited liability company interests) in the Hector Borrower are directly legally and beneficially owned by Odysseus, (iii) all the limited liability company interests (and the voting rights attaching to such limited liability company interests) in Odysseus are directly legally and beneficially owned by the Corporate Guarantor and (iv) all the limited liability company interests (and the voting rights attaching to such limited liability company interests) in the Corporate Guarantor are indirectly legally and beneficially owned by the New Holding Company;”;

(f)

by deleting the references to “Shareholder(s)” or, as the case may be, “the Shareholder(s)” in the definition of “Restructuring Plan” in clause 1.2 thereof and in 7.2(w)(i) and 7.2(w)(ii)(aa) thereof and replacing the same with reference to “the Poseidon Shareholder(s)”;

(g)	by deleting clause 8.1(e) thereof in its entirety and replacing it with the following:

“(e) Financial statements: furnish (or procure that it is furnished to) the Lender with (a) publicly available annual financial statements of the New Holding Company prepared in accordance with NYSE rules (as shown and available in the website of the New Holding Company) and (b) semi-annual unaudited financial statements of each of the Corporate Guarantor and the Borrowers prepared in accordance with GAAP in respect of each Financial Year as soon as practicable but not later than 90 days after the end of the financial period to which they relate, such obligation to commence with the financial year ending 31st December, 2018;”;

(h)	by deleting clause 8.2(o) thereof in its entirety and replacing it with the following :

“(o) Change of Control: permit that:

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(i)

at any time during the six month period following the date of the Merger, the owners that hold voting rights in the New Holding Company (as disclosed to the Facility Agent) immediately following such merger cease to own (either directly or through one or more of their Affiliates) collectively an amount that is more than 50% of the voting rights of the New Holding Company (or its successor); and/or

(ii)

Mr George Giouroukos ceases to be the Executive Chairman (or ceases to hold any other equivalent executive officer position) in the New Holding Company, other than by reason of death or other incapacity in managing his affairs, without the prior written consent of the Lender (which the Lender shall be at liberty to withhold) whereupon the Borrowers shall be under obligation to prepay the Loan within a period of 90 days from the Lender’s request to this effect;”;

(i)	by adding the words “save as required in connection with the Merger in respect of the constitutional documents of the Corporate Guarantor,” at the beginning of clause 8.2(r) thereof;

(j)	by deleting clause 8.2(t) thereof in its entirety and replacing it with the following :

“(t) Control: save as required in connection with the Merger, allow any change to be made in the direct legal ownership, control or management of the Borrowers (or any of them) and/or Odysseus and/or the Corporate Guarantor or any share therein from that disclosed to the Lender as of the Effective Date (as defined therein) of the First Supplemental Agreement or of the Vessels (or any of them), without the prior written consent of the Lender (which the Lender shall be at liberty to withhold) whereupon Borrowers shall be under obligation to prepay the Loan within a period of 90 days from the Lender’s request to this effect”;

(k)	by deleting clause 9.1(v) thereof in its entirety and replacing it with the following:

“(v)

Shareholdings: save as required in connection with the Merger, there is any change in the direct legal ownership of the equity interests in any of the Borrowers, Odysseus and/or the Corporate Guarantor from that existing on the Effective Date (as defined therein) of the First Supplemental Agreement as specified in Clause 6.1(aa) or the Corporate Guarantor ceases to be a direct or indirect wholly owned Subsidiary of the New Holding Company, in each case, without the prior written consent of the Lender;”

(l)

by construing the definition of, and references throughout the Loan Agreement to, each Finance Document as if the same referred to that Finance Document as amended and supplemented by this First Supplemental Agreement; and

(m)

by construing references throughout the Loan Agreement to “this Agreement”, “hereunder” and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this First Supplemental Agreement.

5.2	Amendments to Shares Pledge Agreements

With effect on and from (and subject to the occurrence of) the Effective Date, each of the Shares Pledge Agreements shall be, and shall be deemed by this First Supplemental Agreement to be, amended as follows:

(a)	the reference to clause 8.3(c) of the Loan Agreement in clause 4.1(a) of each such Shares Pledge Agreement shall be deleted and replaced by reference to clause 8.2(n) of the Loan Agreement;

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(b)

by construing the definition of, and references throughout each Shares Pledge Agreement to the Loan Agreement and each Finance Document as if the same referred to the Loan Agreement and that Finance Document as amended by this First Supplemental Agreement; and

(c)

by construing references throughout each Shares Pledge Agreement to “this Shares Pledge”, “this Agreement”, “hereunder” and other like expressions as if the same referred to that Shares Pledge Agreement as amended and supplemented by this First Supplemental Agreement.

5.3	Amendments to Corporate Guarantee

With effect on and from (and subject to the occurrence of) the Effective Date, the Lender consents and agrees to the Merger and that the Corporate Guarantee shall be, and shall be deemed by this First Supplemental Agreement to be, amended as follows:

(a)	by deleting clause 5.2(b) thereof in its entirety and replacing it with the following:

“No merger: enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction (save for the Merger), without the prior consultation and written consent from the Lender Provided that prior consent of the Lender is not required in the case of a merger, amalgamation, demerger, consolidation or corporate reconstruction of the New Holding Company where the New Holding Company remains the surviving entity of that merger and so long as (i) no Event of Default has occurred and is continuing at any relevant time and (ii) such merger, amalgamation, demerger, consolidation or corporate reconstruction will not have (in the reasonable opinion of the Lender) a material adverse effect on the business assets, operations, property or financial condition of the New Holding Company or on the ability of the Guarantor to perform its obligations under this Guarantee.”;

(b)	the words “Save in connection with the Merger,” shall be incorporated at the beginning of clause 5.2(k) thereof;

(c)	by deleting clause 5.2(l) thereof in its entirety and replacing it with the following:

“(l)	No Change of control: permit that:

(i)

at any time during the six month period following the date of the Merger, the owners that hold voting rights in the New Holding Company (as disclosed to the Facility Agent) immediately following such merger cease to own (either directly or through one or more of their Affiliates) collectively an amount that is more than 50% of the voting rights of the New Holding Company (or its successor); or

(ii)

Mr. George Giouroukos ceases to be the Executive Chairman (or ceases to hold any other equivalent position) in the New Holding Company, other than by reason of death or other incapacity in managing his affairs, without the prior written consent of the Lender (which the Lender shall be at liberty to withhold) whereupon Borrowers shall be under obligation to prepay the Loan within a period of 90 days from the Lender’s request to this effect.”;

(d)

by construing the definition of, and references throughout the Corporate Guarantee to the Loan Agreement and each Finance Document as if the same referred to the Loan Agreement and that Finance Document as amended by this First Supplemental Agreement; and

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(e)

by construing references throughout the Corporate Guarantee to “this Guarantee”, “this Agreement”, “hereunder” and other like expressions as if the same referred to the Corporate Guarantee as amended and supplemented by this First Supplemental Agreement.

5.4	Amendments to Finance Documents

With effect on and from (and subject to the occurrence of) the Effective Date each of the Finance Documents (other than the Loan Agreement, the Shares Pledge Agreements, the Corporate Guarantee and the Management Companies’ Undertakings) shall be, and shall be deemed by this First Supplemental Agreement to be, amended as follows:

(a)

the definition of, and references throughout each such Finance Documents to, the Loan Agreement, the Corporate Guarantee and to any of the Shares Pledge Agreements shall be construed as if the same referred to the Loan Agreement, the Corporate Guarantee and those Shares Pledge Agreements as amended by this First Supplemental Agreement; and

(b)

the references throughout each such Finance Document to “this Agreement”, “this Deed”, “hereunder” and other like expressions shall be construed as if the same referred to such Finance Documents as amended and supplemented by this First Supplemental Agreement.

5.5	The Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect, as amended by:

(a)	the amendments contained or referred to in Clauses 5.1 through 5.4 (inclusive); and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this First Supplemental Agreement.

6	FURTHER ASSURANCES

6.1	Borrowers’ and each Security Party’s obligations to execute further documents etc.

Each Borrower and each Security Party shall:

(a)

execute and deliver to the Lender (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the laws of England or such other country as the Lender may, in any particular case, specify; and

(b)	effect any registration or notarisation, give any notice or take any other step,

which the Lender may, by notice to the Borrowers or that Security Party specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances

Those purposes are:

(a)

validly and effectively to create any Encumbrance or right of any kind which the Lender intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended or supplemented by this First Supplemental Agreement; and

(b)	to implement the terms and provisions of this First Supplemental Agreement.

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6.3	Terms of further assurances

The Lender may specify the terms of any document to be executed by the Borrowers or, as the case may be, the Security Parties, under Clause 6.1, and those terms may include any covenants, powers and provisions which the Lender considers appropriate to protect its interests.

6.4	Obligation to comply with notice

The Borrowers and each Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5	Limited liability company action

At the same time as the Borrowers and the Security Parties or any of them deliver to the Lender any document executed under Clause 6.1(a), the Borrowers shall also deliver to the Lender a certificate signed by an officer of each Borrower or, as the case may be, each relevant Security Party, which shall:

(a)

set out the text of a resolution of that Borrower’s or, as the case may be, that Security Party’s applicable governing body specifically authorising the execution of the document specified by the Lender unless the execution of the relevant document is authorised by the existing resolutions and general power of attorney of that Borrower or, as the case may be, the relevant Security Party; and

(b)

state that either the resolution was duly passed by the member or board of directors, as applicable, validly convened and held throughout and is valid under that Borrower’s or, as the case may be, that Security Party’s limited liability company agreement or other constitutional documents.

7	EXPENSES

7.1	Reimbursement of expenses

The Borrowers shall reimburse the Lender on demand for all reasonable costs, fees and expenses (including, but not limited to, any legal fees and expenses) and taxes thereon incurred by the Lender in connection with the negotiation, preparation and execution of this First Supplemental Agreement and any other documents required thereunder.

8	NOTICES

8.1	General

The provisions of clause 17 (Notices and Communications) of the Loan Agreement, as amended by this First Supplemental Agreement, shall apply to this First Supplemental Agreement as if they were expressly incorporated in this First Supplemental Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts

This First Supplemental Agreement may be executed in any number of counterparts.

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9.2	Third party rights

No person who is not a party to this First Supplemental Agreement has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this First Supplemental Agreement.

10	LAW AND JURISDICTION

10.1	Governing law

This First Supplemental Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Loan Agreement provisions

The provisions of clause 18 (Law and Jurisdiction) of the Loan Agreement, as amended by this First Supplemental Agreement, shall apply to this First Supplemental Agreement as if they were expressly incorporated in this First Supplemental Agreement with any necessary modifications.

This First Supplemental Agreement has been duly executed as a Deed on the date stated at the beginning of this First Supplemental Agreement.

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SCHEDULE 1

CONDITIONS PRECEDENT DOCUMENTS

The following are the documents referred to in Clause 3.2:

1

Documents of the kind specified in paragraphs (a) to (e) of clause 7.1 of the Loan Agreement in connection with the Borrowers and the Corporate Guarantor with appropriate modifications to refer to this First Supplemental Agreement (as applicable).

2	Duly executed originals of this First Supplemental Agreement by the parties thereto and any documents required pursuant thereto.

3

Such documents and other evidence in such form as is requested by the Lender in order for the Lender to comply with all necessary “know your customer” or “client acceptance” or other similar identification procedures (including, but not limited to, specimen signatures of all the members or directors, as the case may be, and other officers of the Borrowers and the Corporate Guarantor) in relation to the transactions contemplated in the Finance Documents.

4	Documentary evidence that the agent for service of process named in clause 18.3 of the Loan Agreement has accepted its appointment in respect of this First Supplemental Agreement.

5

Certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this First Supplemental Agreement (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Lender deems appropriate.

6	Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of Marshall Islands and such other relevant jurisdictions as the Lender may require.

7

Any further opinions, consents, agreements and documents in connection with this First Supplemental Agreement and any other Finance Documents which the Lender may request by notice to the Borrowers prior to the Effective Date.

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SCHEDULE 2

CONDITIONS SUBSEQUENT DOCUMENTS

The following are the documents referred to in Clause 3.3:

1

Such documents and other evidence in such form as is requested by the Lender in order for the Lender to comply with all necessary “know your customer” or “client acceptance” or other similar identification procedures (including, but not limited to, specimen signatures of all the members or directors, as the case may be, and other officers of the New Holding Company) in relation to the transactions contemplated in the Finance Documents.

2

A certified true copy of the amended and restated limited liability company agreement and the certificate of limited liability company interest in respect of the Corporate Guarantor specifying the members/holders of the membership interests in the Corporate Guarantor.

3	A certified true copy of the Articles of Association and the Bylaws of the New Holding Company, as amended following the Merger.

4	A certified true copy of each of the duly executed Merger Documents.

5

A certificate of the Borrowers stating the percentage of ownership of shares and common (voting power) being held by each of the Poseidon Shareholders and the New Shareholders in the New Holding Company.

6	Evidence of the change of the name of the New Holding Company (if applicable).

7	Certified copies of the new Management Agreements together with such documentation as may be required by the Lender in respect of any amendments to the existing Management Companies’ Undertakings.

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SCHEDULE 3

FORM OF EFFECTIVE DATE NOTICE

To:	HECTOR MARINE LLC

HEPHAESTUS MARINE LLC and

PERICLES MARINE LLC

c/o Technomar Shipping Inc.

3-5 Menandrou Street

145 61 Kifisia

Athens, Greece

Fax: +30 210 8084224

[●]

Dear Sirs

We refer to the first supplemental agreement (the “First Supplemental Agreement”) dated [●] 2018 made between (inter alios) (i) yourselves as Borrowers, (ii) the Corporate Guarantor and (iii) ourselves as the Lender.

Words and expressions defined in the First Supplemental Agreement shall have the same meaning when used in this letter.

We write to confirm that the conditions precedent in Schedule 1 of the First Supplemental Agreement [(other than those conditions precedent set out in clauses [●], in respect of which we have provided a waiver for the same to be received within [●] Business Days of the Effective Date)] have been fulfilled and that accordingly the Effective Date is [●].

Yours faithfully

for and on behalf of

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

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EXECUTION PAGES

LENDER

EXECUTED as a DEED	)
by CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)
acting by Anthi Kekatou	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)

PAT SKALA
WATSON, FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE

BORROWERS

EXECUTED as a DEED	)
by HECTOR MARINE LLC	)
acting by Aikaterini Emmanouil	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)

PAT SKALA
WATSON, FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE

EXECUTED as a DEED	)
by HEPHAESTUS MARINE LLC	)
acting by Aikaterini Emmanouil	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)

PAT SKALA
WATSON, FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE

EXECUTED as a DEED	)
by PERICLES MARINE LLC	)
acting by Aikaterini Emmanouil	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)

PAT SKALA
WATSON, FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE

    EUROPE/62652848v15

CORPORATE GUARANTOR

EXECUTED as a DEED	)
by POSEIDON CONTAINERS HOLDINGS LLC	)
acting by Aikaterini Emmanouil	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)

PAT SKALA
WATSON, FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE

SHARE PLEDGOR

EXECUTED as a DEED	)
by ODYSSEUS MARINE LLC	)
acting by Aikaterini Emmanouil	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)

PAT SKALA
WATSON, FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE

    EUROPE/62652848v15

COUNTERSIGNED this 24th day of October 2018 for and on behalf of the below companies each of which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this First Supplemental Agreement, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement and the other Finance Documents.

MANAGERS

/s/ George Youroukos
George Youroukos
President
for and on behalf of
TECHNOMAR SHIPPING INC.

/s/ Dimitrios Tsiaklagkanos
Dimitrios Tsiaklagkanos
President
for and on behalf of
CONCHART COMMERCIAL INC.

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